Exhibit 99.1

Brooks Automation Reports Results of Fiscal Second Quarter of 2018, Ended March 31, 2018

CHELMSFORD, Mass., May 1, 2018 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the second quarter of 2018, ended March 31, 2018.

Fiscal Second Quarter of 2018 Financial and Operational Highlights:

•	Revenue was $207 million, 9% higher compared to 2018 Q1 and 22% higher compared to 2017 Q2;
•	Life Sciences segment revenue was $49 million, 2% higher compared to 2018 Q1 and 40% higher compared to 2017 Q2;
•	Semiconductor Solutions Group segment revenue was $159 million, 12% higher compared to 2018 Q1 and 18% higher compared to 2017 Q2;
•	GAAP Net Income was $67 million with diluted EPS of $0.95;
•	Non-GAAP Net Income was $28 million with diluted EPS of $0.40; and
•	Cash flow from operations was $20 million.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	March 31,	December 31,	March 31,
Dollars in thousands, except per share data	2018	2017	2017
GAAP net income	$67,020	$16,486	$14,005
GAAP diluted earnings per share	$0.95	$0.23	$0.20

Non-GAAP net income	$28,267	$22,503	$19,839
Non-GAAP diluted earnings per share	$0.40	$0.32	$0.28

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments

“Our second quarter 2018 results continue to highlight the strength of our business model and the leadership positions we hold in our two operating segments,” commented Steve Schwartz, CEO of Brooks Automation. “The Semiconductor Solutions Group delivered outstanding year-over-year revenue growth on the strength of our vacuum automation portfolio. Life Sciences grew 40% year-over-year, recorded its eleventh consecutive quarter of sequential revenue growth, produced record operating profits, and is tracking to achieve its targeted 10% operating margin by our fourth fiscal quarter.  In April, we closed on two acquisitions that broaden our base for growth and continued momentum.”

GAAP Summary

Revenue for the second quarter of fiscal 2018 increased 9% to $207 million compared to the first quarter of fiscal 2018. The growth was driven by a 12% increase in the Brooks Semiconductor Solutions Group segment and a 2% increase in the Brooks Life Sciences segment. Gross profit margin was 40.6%, up 90 basis points from the first quarter of fiscal 2018.  Operating expenses of $60 million increased 11%, or $6 million, from the previous quarter due to higher variable compensation and professional services, including M&A expenses.  The company reported a $44 million benefit in income tax expense, driven by a $46 million reversal of the valuation allowance reserve against U.S. deferred income tax assets.  In accounting for the valuation allowance release in the quarter, the Company considered the first quarter estimated impact of $5 million related to the toll charge under US Tax Reform, which was previously noted to be offset with fully reserved tax attributes. GAAP net income in the quarter was $67 million and diluted earnings per share was $0.95.

The amortization of intangible assets, restructuring charges, impact of purchase price accounting adjustments, charges related to M&A and special charges are appropriately included in the GAAP summary of earnings discussed above. The impact on earnings of such non-GAAP adjustments is referenced in the unaudited table included within this press release.

In the following analysis of the non-GAAP results, Brooks adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers. Brooks also excludes special charges or gains, such as impairment losses, gains or losses from the sale of assets, as well as other gains and charges that are assessed to not be representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.

Results of Q2 Fiscal 2018 (Non-GAAP Discussion)

Non-GAAP net income was $28 million in the second quarter, resulting in non-GAAP earnings per share of $0.40.  On a non-GAAP basis, both income measures were 26% higher than in the first quarter of 2018 and 42% higher compared to the second fiscal quarter of 2017.

As noted above, revenue for the second fiscal quarter of 2018 was $207 million, up 9% compared to the first quarter of 2018 and 22% higher than the second quarter of 2017.  The Semiconductor Solutions segment revenue of $159 million was 12%, or $17 million, higher compared sequentially to the first fiscal quarter. The Life Sciences segment revenue was $49 million, 2% higher sequentially and 40% higher compared to the second quarter of 2017.  On an organic basis, the Life Sciences segment revenue increased 16% year over year.

Adjusted gross margin, which excludes amortization, purchase accounting impacts, and special charges, was 41.1% in the second quarter and improved 30 basis points from the prior quarter.  The Life Sciences segment drove the improvement with non-GAAP adjusted gross margin of 39.8% in the second quarter, 340 basis points higher than the first quarter.  The sequential improvement in the Life Sciences segment was driven by improved margins in core infrastructure products and a more favorable mix of storage services revenue this quarter.  As explained in the prior quarter, genomics services, which are performed by a subcontractor and carry lower margins, have a seasonal peak in December and are lower in the March quarter, providing the improved mix.  The Semiconductor Solutions segment non-GAAP adjusted gross margin was 41.5% in the second quarter, which was 80 basis points lower than last quarter’s results, reflecting a weaker mix of product revenue which carried higher production costs.  In summary, the total non-GAAP adjusted gross profit of $85 million increased $8 million compared to the prior quarter, driven by revenue expansion in both segments and significant margin expansion in Life Sciences.

Bookings for the Semiconductor Solutions segment in the second quarter totaled $184 million, compared to $166 million in the first quarter.  The Life Sciences segment booked a total of $54 million of new contract value in the second quarter, compared to $59 million in the first quarter.

Non-GAAP operating expense of $53 million increased $4 million compared to the prior quarter, driven by higher variable compensation accruals and professional services.

Adjusted income from operations in the second quarter was $32 million, increasing 14% compared to the first quarter and 51% compared to the second fiscal quarter of 2017.  The second quarter operating margin was 15.5%, expanding 70 basis points sequentially and 290 basis points year-over-year.  The second quarter segment operating margins were 19.8% in Semiconductor Solutions and 6.4% in Life Sciences, both increasing sequentially and year-over-year.

Non-Operating expenses, including net interest expense and foreign exchange impacts, improved 43% in the second quarter compared to the first quarter of 2018.  Net interest expense of $1.8 million for the quarter, was 9% lower than the first quarter.  Foreign exchange losses of $0.5 million in the second quarter were $1.5 million less compared to the first quarter.  Separately, joint venture earnings provided $1.4 million of income net of tax in the second quarter, which was $0.8 million lower than in the first quarter.

Cash flow from operations was $20 million in the second quarter bringing the total of cash, cash equivalents, and marketable securities to $245 million as of March 31, 2018 compared to $232 million at the end of the first quarter.  Following the close of the quarter, the Company closed on two separate acquisitions, which used $16 million of cash, net of cash received, to date.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 22, 2018 to stockholders of record on June 1, 2018. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal Third Quarter 2018

The Company announced revenue and earnings guidance for the third quarter of fiscal 2018. Revenue is expected to be in the range of $215 million to $225 million and non-GAAP diluted earnings per share is expected to be in the range of $0.40 to $0.46.  GAAP diluted earnings per share for the third quarter is expected to be in the range of $0.28 to $0.34, reflecting the anticipated impact of amortization, purchase price accounting, and restructuring.

Conference Call

Brooks management will webcast its second quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-908-8792 (US & Canada only) or 303-223-0118 to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and cryogenic vacuum solutions.  Since 2011, Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in temperatures of ‑20°C to -150°C, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Revenue
Products	$160,491	$132,613	$302,675	$254,727
Services	46,769	36,720	93,913	74,561
Total revenue	207,260	169,333	396,588	329,288
Cost of revenue
Products	94,358	82,023	178,534	157,701
Services	28,673	22,786	58,610	50,120
Total cost of revenue	123,031	104,809	237,144	207,821
Gross profit	84,229	64,524	159,444	121,467
Operating expenses
Research and development	13,125	11,345	26,324	22,190
Selling, general and administrative	47,236	37,518	88,412	69,479
Restructuring charges	49	860	49	1,835
Total operating expenses	60,410	49,723	114,785	93,504
Operating income	23,819	14,801	44,659	27,963
Interest income	356	227	504	294
Interest expense	(2,196)	(97)	(4,377)	(193)
Gain on settlement of equity method investment	—	—	—	1,847
Other expense, net	(261)	(283)	(1,912)	(534)
Income before income taxes and earnings of equity method investments	21,718	14,648	38,874	29,377
Income tax (benefit) provision	(43,880)	3,420	(41,030)	6,220
Income before equity in earnings of equity method investments	65,598	11,228	79,904	23,157
Equity in earnings of equity method investments	1,422	2,777	3,602	4,719
Net income	$67,020	$14,005	$83,506	$27,876
Basic net income per share	$0.95	$0.20	$1.19	$0.40
Diluted net income per share	0.95	0.20	1.18	0.40
Dividend declared per share	0.10	0.10	0.20	0.20

Weighted average shares outstanding used in computing net income per share:
Basic	70,220	69,600	70,340	69,388
Diluted	70,613	70,149	70,908	70,073

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31,	September 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$194,016	$101,622
Marketable securities	40,655	28
Accounts receivable, net	141,501	120,828
Inventories	126,594	106,395
Prepaid expenses and other current assets	26,803	23,138
Total current assets	529,569	352,011
Property, plant and equipment, net	60,700	58,462
Long-term marketable securities	10,508	2,642
Long-term deferred tax assets	47,572	1,692
Goodwill	275,228	233,638
Intangible assets, net	102,182	83,520
Equity method investment	35,134	28,593
Other assets	5,648	6,070
Total assets	$1,066,541	$766,628
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long term debt	$2,000	$—
Accounts payable	65,110	49,100
Deferred revenue	22,067	24,292
Accrued warranty and retrofit costs	8,289	8,054
Accrued compensation and benefits	23,105	27,065
Accrued restructuring costs	416	1,708
Accrued income taxes payable	8,713	11,417
Accrued expenses and other current liabilities	28,716	25,142
Total current liabilities	158,416	146,778
Long-term debt	194,870	—
Long-term tax reserves	1,428	1,687
Long-term deferred tax liabilities	6,308	3,748
Long-term pension liabilities	2,081	1,979
Other long-term liabilities	5,605	4,792
Total liabilities	368,708	158,984
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 84,001,725 shares issued and 70,539,856 shares outstanding at March 31, 2018, 83,294,848 shares issued and 69,832,979 shares outstanding at September 30, 2017	840	833
Additional paid-in capital	1,886,435	1,874,918
Accumulated other comprehensive income	24,497	15,213
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,012,983)	(1,082,364)
Total stockholders' equity	697,833	607,644
Total liabilities and stockholders' equity	$1,066,541	$766,628

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended
	March 31,
	2018	2017
Cash flows from operating activities
Net income	$83,506	$27,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,634	13,730
Gain on settlement of equity method investment	—	(1,847)
Stock-based compensation	10,129	6,884
Amortization of premium on marketable securities and deferred financing costs	217	28
Earnings of equity method investments	(3,602)	(4,719)
Loss recovery on insurance claim	(1,103)	—
Deferred income tax benefit	(49,156)	334
Other gains on disposals of assets	—	(117)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16,949)	(9,672)
Inventories	(16,233)	(7,341)
Prepaid expenses and other current assets	(17,248)	(2,256)
Accounts payable	14,899	10,072
Deferred revenue	(2,783)	14,425
Accrued warranty and retrofit costs	(16)	792
Accrued compensation and tax withholdings	(4,151)	(1,799)
Accrued restructuring costs	(1,336)	(3,799)
Accrued expenses and other current liabilities	9,619	707
Net cash provided by operating activities	23,427	43,298
Cash flows from investing activities
Purchases of property, plant and equipment	(5,675)	(5,153)
Purchases of marketable securities	(49,560)	—
Sales and maturities of marketable securities	100	—
Acquisitions, net of cash acquired	(64,988)	(5,346)
Purchases of other investments	—	(170)
Proceeds from sales of property, plant and equipment	200	—
Net cash used in investing activities	(119,923)	(10,669)
Cash flows from financing activities
Proceeds from issuance of common stock	1,395	960
Proceeds from term loan	197,554	—
Payment of deferred financing costs	(318)	(27)
Repayment of term loan	(500)	—
Common stock dividends paid	(14,125)	(13,945)
Net cash provided by (used in) financing activities	184,006	(13,012)
Effects of exchange rate changes on cash and cash equivalents	4,884	(764)
Net increase in cash and cash equivalents	92,394	18,853
Cash and cash equivalents, beginning of period	101,622	85,086
Cash and cash equivalents, end of period	$194,016	$103,939

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.    Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2018		December 31, 2017		March 31, 2017
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
GAAP net income	$67,020	$0.95	$16,486	$0.23	$14,005	$0.20
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	1,160	0.02	382	0.01
Amortization of intangible assets	5,611	0.08	5,493	0.08	4,355	0.06
Restructuring charges	49	0.00	—	—	860	0.01
Merger costs	2,666	0.04	613	0.01	936	0.01
Reversal of valuation allowance against deferred tax assets	(46,158)	(0.65)	—	—	—	—
Tax effect of adjustments	(922)	(0.01)	(578)	(0.01)	(699)	(0.01)
Tax Reform - rate change applied to deferred tax liabilities	—	—	(671)	(0.01)	—	—
Non-GAAP adjusted net income	28,266	0.40	22,503	0.32	19,839	0.28
Stock based compensation, pre-tax	5,320	—	4,809	—	4,386	—
Tax rate	10%	—	15%	—	17%	—
Stock-based compensation, net of tax	4,778	0.07	4,068	0.06	3,641	0.05
Non-GAAP adjusted net income - excluding stock-based compensation	$33,044	$0.47	$26,571	$0.37	$23,480	$0.33

Shares used in computing non-GAAP diluted net income per share	—	70,613	—	70,864	—	70,149

	Six Months Ended
	March 31, 2018		March 31, 2017
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
GAAP net income	$83,506	$1.18	$27,876	$0.40
Adjustments:
Purchase accounting impact on inventory and contracts acquired	1,160	0.02	452	0.01
Amortization of intangible assets	11,104	0.16	8,413	0.12
Impairment of other assets			—	—
Restructuring charges	49	0.00	1,835	0.03
Merger costs	3,279	0.05	1,185	0.02
Less: Fair value adjustment of equity investment	—	—	(1,847)	(0.03)
Add: True-up of BioCision stub period adjustment	—	—	203	—
Reversal of valuation allowance against deferred tax assets	(46,158)	(0.65)	—	—
Tax effect of adjustments	(1,501)	(0.02)	(976)	(0.01)
Tax Reform - rate change applied to deferred tax liabilities	(671)	(0.01)	—	—
Non-GAAP adjusted net income	50,768	0.72	37,141	0.53
Stock-based compensation, pre-tax	10,129	—	6,884	—
Tax rate	13%	—	16%	—
Stock-based compensation, net of tax	8,857	$0.12	5,783	0.08
Non-GAAP adjusted net income - excluding stock-based compensation	$59,625	$0.84	$42,924	$0.61

Shares used in computing non-GAAP diluted net income per share	—	70,908	—	70,073

	Quarter Ended
	March 31, 2018		December 31, 2017		March 31, 2017
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$84,229	40.6%	$75,215	39.7%	$64,524	38.1%
Adjustments:
Amortization of completed technology	982	0.5%	904	0.5%	1,061	0.6%
Purchase accounting impact on inventory and contracts acquired	—	0.0%	1,160	0.6%	382	0.2%
Non-GAAP adjusted gross profit/gross margin percentage	$85,211	41.1%	$77,279	40.8%	$65,967	39.0%

	Six Months Ended
	March 31, 2018		March 31, 2017
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$159,444	40.2%	$121,467	36.9%
Adjustments:
Amortization of completed technology	1,886	0.5%	2,054	0.6%
Purchase accounting impact on inventory and contracts acquired	1,160	0.3%	452	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$162,490	41.0%	$123,973	37.6%

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017
GAAP net income	$67,020	$16,486	$14,005	$83,506	$27,876
Adjustments:
Less: Interest income	(356)	(149)	(227)	(504)	(294)
Add: Interest expense	2,196	2,181	97	4,377	193
Add: Income tax provision	(43,880)	2,850	3,420	(41,030)	6,220
Add: Depreciation	3,500	3,029	2,623	6,530	5,318
Add: Amortization of completed technology	982	904	1,061	1,886	2,054
Add: Amortization of customer relationships and acquired intangible assets	4,629	4,589	3,294	9,218	6,358
Earnings before interest, taxes, depreciation and amortization	$34,091	$29,890	$24,273	$63,983	$47,725

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017
Earnings before interest, taxes, depreciation and amortization	$34,091	$29,890	$24,273	$63,983	$47,725
Adjustments:
Less: Fair value adjustment of equity method investment	—	—	—	—	(1,847)
Add: Stock-based compensation	5,320	4,809	4,386	10,129	6,884
Add: Restructuring charges	49	—	860	49	1,835
Add: BioCision stub period adjustment	—	—	—	—	203
Add: Purchase accounting impact on inventory and contracts acquired	—	1,160	382	1,160	452
Add: Merger costs	2,666	613	936	3,279	1,185
Adjusted earnings before interest, taxes, depreciation and amortization	$42,126	$36,472	$30,837	$78,600	$56,437

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017
GAAP selling, general and administrative expenses	$47,236	$41,175	$37,518	$88,412	$69,479
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(4,629)	(4,589)	(3,294)	(9,218)	(6,358)
Less: Merger costs	(2,666)	(613)	(936)	(3,279)	(1,185)
Non-GAAP adjusted selling, general and administrative expenses	$39,941	$35,973	$33,288	$75,915	$61,936
Research and development expenses	$13,125	$13,200	$11,345	$26,324	$22,190
Non-GAAP adjusted operating expenses	$53,066	$49,173	$44,633	$102,239	$84,126

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017
GAAP equity in earnings of equity method investments	$1,422	$2,180	$2,777	$3,602	$4,719
Adjustments:
Add: BioCision stub period adjustment	—	—	—	—	203
Non-GAAP adjusted equity in earnings of equity method investments	$1,422	$2,180	$2,777	$3,602	$4,922

	Brooks Semiconductor Solutions Group			Brooks Life Sciences
	Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017	2017
GAAP gross profit	$65,299	$59,453	$51,325	$18,930	$15,762	$13,199
Adjustments:
Amortization of completed technology	570	533	626	412	371	435
Purchase accounting impact on inventory and contracts acquired	—	—	125	—	1,160	257
Non-GAAP adjusted gross profit	$65,869	$59,986	$52,076	$19,342	$17,293	$13,891

	Brooks Semiconductor Solutions Group		Brooks Life Sciences
	Six Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2018	2017
GAAP gross profit	$124,752	$96,794	$34,692	$24,673
Adjustments:
Amortization of completed technology	1,103	1,253	783	801
Purchase accounting impact on inventory and contracts acquired	—	125	1,160	327
Non-GAAP adjusted gross profit	$125,855	$98,172	$36,635	$25,801

	Brooks Semiconductor Solutions Group			Brooks Life Sciences
	Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017	2017
GAAP gross margin	41.1%	41.9%	38.1%	39.0%	33.2%	38.1%
Adjustments:
Amortization of completed technology	0.4%	0.4%	0.5%	0.8%	0.8%	1.3%
Purchase accounting impact on inventory and contracts acquired	—%	—	0.1%	—%	2.4%	0.7%
Non-GAAP adjusted gross margin	41.5%	42.3%	38.7%	39.8%	36.5%	40.1%

	Brooks Semiconductor Solutions Group		Brooks Life Sciences
	Six Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
Dollars in thousands	2018	2017	2018	2017
GAAP gross margin	41.5%	37.0%	36.1%	36.3%
Adjustments:
Amortization of completed technology	0.4%	0.5%	0.8%	1.2%
Purchase accounting impact on inventory and contracts acquired	—%	—%	1.2%	0.5%
Non-GAAP adjusted gross margin	41.9%	37.6%	38.2%	37.9%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017	2017	2018	2017	2017
GAAP operating profit	$30,836	$26,362	$20,003	$2,683	$(140)	$1,290	$33,519	$26,222	$21,293
Adjustments:
Amortization of completed technology	570	533	626	412	371	435	982	904	1,061
Purchase accounting impact on inventory and contracts acquired	—	—	125	—	1,160	257	—	1,160	382
Non-GAAP adjusted operating profit	$31,406	$26,895	$20,754	$3,095	$1,391	$1,982	$34,501	$28,286	$22,736

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2018	2017	2017	2018	2017	2017	2018	2017	2017
GAAP operating profit (loss)	$33,519	$26,222	$21,293	$(9,700)	$(5,382)	$(8,132)	$23,819	$20,840	$14,801
Adjustments:
Amortization of completed technology	982	904	1,061	—	—	—	982	904	1,061
Amortization of customer relationships and acquired intangible assets	—	—	—	4,629	4,589	3,294	4,629	4,589	3,294
Restructuring charges	—	—	—	49	—	860	49	—	860
Purchase accounting impact on inventory and contracts acquired	—	1,160	382	—	—	—	—	1,160	382
Merger costs	—	—	—	2,666	613	936	2,666	613	936
Non-GAAP adjusted operating profit (loss)	$34,501	$28,286	$22,736	$(2,356)	$(180)	$(3,042)	$32,145	$28,106	$21,334

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
GAAP operating profit	$57,198	$37,374	$2,543	$1,402	$59,741	$38,776
Adjustments:
Amortization of completed technology	1,103	1,253	783	801	1,886	2,054
Purchase accounting impact on inventory and contracts acquired	—	125	1,160	327	1,160	452
Non-GAAP adjusted operating profit	$58,301	$38,752	$4,486	$2,530	$62,787	$41,282

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017	March 31, 2018	March 31, 2017
GAAP operating profit (loss)	$59,741	$38,776	$(15,082)	$(10,813)	$44,659	$27,963
Adjustments:
Amortization of completed technology	1,886	2,054	—	—	1,886	2,054
Amortization of customer relationships and acquired intangible assets	—	—	9,218	6,358	9,218	6,358
Restructuring charges	—	—	49	1,835	49	1,835
Purchase accounting impact on inventory and contracts acquired	1,160	452	—	—	1,160	452
Merger costs	—	—	3,279	1,185	3,279	1,185
Non-GAAP adjusted operating profit (loss)	$62,787	$41,282	$(2,536)	$(1,435)	$60,251	$39,847